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                                                                    Exhibit 99.1

After the reverse stock split discussed in Note 8 is effected, we expect to be in a position to render the following report.

/s/ Arthur Andersen LLP

December 6, 1999

                    Report of Independent Public Accountants

To MotherNature.com, Inc.:

We have audited, in accordance with generally accepted auditing standards, the financial statements of MotherNature.com, Inc. included in this registration statement and have issued our report thereon dated February 17, 1999, except as
to the eleventh paragraph of Note 8 which is as of     . Our audit was made for
the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the accompanying index is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

Boston Massachusetts
February 17, 1999, except
as to the eleventh paragraph of Note 8
which is as of     .